                                                                   Exhibit 10.24

                   ASSIGNMENT OF INTELLECTUAL PROPERTY RIGHTS

            KNOW ALL MEN BY THESE PRESENTS, that, in accordance with the terms and conditions of that certain Asset Purchase Agreement dated April 3, 1998 (the "Purchase Agreement"), by and between THE DELICIOUS FROOKIE COMPANY, INC., a Delaware corporation (the "Assignee") and SALERNO FOODS, L.L.C., a Delaware limited liability company (the "Assignor"), for good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, Assignor has sold, assigned and set over, and by these presents does sell, assign and set over unto Assignee, all of the right, title and interest of Assignor in and to:

            The Federal trademark registrations and pending applications set forth on Schedule I attached hereto, together with the associated goodwill (collectively, the "Marks"), together with any renewals of such Marks; for the use of Assignee, its successors and assigns to the full extent of the term or terms for which such Marks may have been granted or registered, as fully and entirely as the same would have been held and enjoyed by Assignor if this sale, assignment and transfer had not been made.

            Assignor does hereby covenant and agree to execute and deliver such further documents and instruments as may be necessary or desirable in order to fully vest in Assignee all of

Assignor's right, title and interest in and to the foregoing property.

            IN WITNESS WHEREOF, the Assignor has caused these presents to be executed this 3rd day of April, 1998.


                                        SALERNO FOODS, L.L.C.


                                        By: /s/ Robert D. Long
                                            ------------------------------------
                                            Name:  Robert D. Long
                                            Title: Managing Member


                                       -2-